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                                                                Exhibit 10.04


                     Amendment No. 15 to the Travelers Group
                        Stock Option Plan (the "SOP Plan")
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    As of July 23, 1997, the Board of Directors of Travelers Group Inc. hereby approves the following amendment to the SOP Plan:

1.  Section 5(d)(iv)(F) is hereby amended to add the words "with respect to
    Section 16(a) Persons" immediately before the words "the Committee".

2.  Section 5(d)(iv) is hereby amended to add the following new subsection (G):

         Nothwithstanding the foregoing provisions of this Section 5(d)(iv), with respect to employees who are not Section 16(a) Persons, the Committee shall have the authority, based upon facts and circumstances to be determined by the Committee in its sole and absolute discretion, to accelerate the vesting of Options, to extend the period of vesting of Options referred to in Section 5(g) and to extend the period of exercisability of Options, provided any such extension complies with the provisions of Section 5(d)(i).